Conformed Copy
                                                                    Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-60209 of B/E Aerospace, Inc. on Form S-3 of our report dated April 15, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of B/E Aerospace, Inc. for the year ended February 28, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
September 24, 1998